CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated September 17, 2019 on the financial statements and financial highlights of Adler Value Fund, a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the July 31, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 26, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Ultimus Managers Trust and to the use of our report dated September 17, 2019 on the financial statements and financial highlights of Kempner Multi-Cap Deep Value Equity Fund, a series of shares of beneficial interest in Ultimus Managers Trust. Such financial statements and financial highlights appear in the July 31, 2019 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania

November 26, 2019